Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

ONEOK, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o) and (r)	(1)	(1)	$1,000,000,000.00	0.00011020	$110,200.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$1,000,000,000.00		$110,200.00(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$110,200.00(2)
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	ONEOK, Inc.	424b5	333- 239348	07/24/2020	—	$110,200.00 (2)	Equity	Common Stock, $0.01 par value per share	—	$1,000,000,000.00	—
Fee Offset Sources	ONEOK, Inc.	424b5	333- 239348	—	07/24/2020	—	—	—	—	—	$0.00 (2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-272782), filed on June 20, 2023, except with respect to unsold securities that have been previously registered.

(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-272782, except with respect to unsold securities that have been previously registered. ONEOK, Inc. (the “Company”) has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $1,000,000,000.00 offered by means of a prospectus supplement dated July 24, 2020 (the “Prior Prospectus Supplement”) and the accompanying prospectus dated June 22, 2020 that formed a part of a registration statement on Form S-3 (Registration No. 333-239348). Of those shares of common stock, no shares of common stock have been sold. As such, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $1,000,000,000.00 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus. In connection with the filing of the Prior Prospectus Supplement, the Company paid a registration fee of $129,800.00, of which the full amount relates to unsold common stock that is available to offset registration fees payable pursuant to this prospectus supplement. The Company hereby offsets $110,200.00 of registration fees due under this prospectus supplement using the previously paid but unused registration fees associated with the Prior Prospectus Supplement. Accordingly, no filing fee is being paid herewith.